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                                                                 EXHIBIT 23.1




                          CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in a Registration Statement Form S-3 and related Prospectus of Platinum Entertainment, Inc. for the registration of 5,362,786 shares of its common stock and to the incorporation by reference therein of our report dated April 14, 1999, with respect to the consolidated financial statements of Platinum Entertainment, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


Chicago, Illinois
July 23, 1999